Exhibit 5.2

Watson, Farley & Williams (New York) LLP
Our reference: 27417.50000/80037671v2	1133 Avenue of the Americas New York, New York 10036
Tel (212) 922 2200 Fax (212) 922 1512
May 25, 2012

Golar LNG Partners LP Par-la-Ville Place 14 Par-la-Ville Road Hamilton, HM 08

Registration Statement on Form F-3

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) for Golar LNG Partners LP (the “Partnership”) in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (“Rules”), of a registration statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the “Registration Statement”) for the registration of, among other things, the possible resale from time to time of up to 6,000,000 Common Units (the “Units”) issued by the Partnership each representing limited partnership interests in the Partnership by the selling unitholder named therein.

In rendering this opinion, we have examined originals or photocopies of all such documents, including (i) the Registration Statement and the Prospectus, (ii) the First Amended and Restated Agreement of Limited Partnership dated April 13, 2011 of the Partnership, and (iii) such other papers, documents and certificates of public officials and certificates of representatives of the Partnership and the Partnership’s general partner, Golar GP LLC, as we have deemed necessary.  In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.  We have further assumed the validity and enforceability of all documents under all applicable laws other than Marshall Islands Law.  As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

This opinion is limited to Marshall Islands Law and is as of the date hereof.  We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

London •  New York •  Paris •  Hamburg •  Madrid •  Munich •  Rome •  Milan •  Athens •  Piraeus •  Singapore •  Bangkok •  Hong Kong

Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253.  It is regulated by the Solicitors Regulation Authority and its members are solicitors or registered foreign lawyers.  A list of members of Watson, Farley & Williams (New York) LLP and their professional qualifications is open to inspection at the above address.  Any reference to a ‘partner’ means a member of Watson, Farley & Williams (New York) LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.

Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.

Based on the foregoing and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Units have been validly issued and are fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.

Very truly yours,

Watson, Farley & Williams (New York) LLP

/s/ Watson, Farley & Williams (New York) LLP